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                                                                    Exhibit 3.31

                            CERTIFICATE OF INCORPORATION

                                         OF

                                     HEAT, INC.


                                    ARTICLE ONE

          The name of the corporation is Heat, Inc.

                                    ARTICLE TWO

          The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805. The name of its registered agent at such address is Corporation Service Company.

                                   ARTICLE THREE

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                    ARTICLE FOUR

          The total number of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, par value one cent ($0.01) per share.

                                    ARTICLE FIVE

          The name and mailing address of the sole incorporator are as follows:

          NAME                MAILING ADDRESS
          -----------------   -----------------------------
          Thaddine G. Gomez   200 East Randolph Drive
                              Suite 5700
                              Chicago, Illinois 60601

                                    ARTICLE SIX

          The corporation is to have perpetual existence.

                                   ARTICLE SEVEN

          In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                   ARTICLE EIGHT

          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written unless the by-laws of the corporation so provide.

                                    ARTICLE NINE

          To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                    ARTICLE TEN

          The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                   ARTICLE ELEVEN

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

          I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 2nd day of January, 1997.



                                         /s/ Thaddine G. Gomez
                                         ------------------------------
                                         Thaddine G. Gomez
                                         Sole Incorporator



                                      2

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                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                            BEFORE PAYMENT OF CAPITAL

                                       OF

                                   HEAT, INC.

                                   * * * * *

        ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTION.241(b) OF THE
                         GENERAL CORPORATION LAW OF THE
                                STATE OF DELAWARE
                                    * * * * *

                The undersigned, being the President of Heat, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

                FIRST:   The Certificate of Incorporation of the Corporation
(the "Certificate of Incorporation") is hereby amended by deleting ARTICLE FOUR in its entirety and substituting therefor a new ARTICLE FOUR as set forth on Exhibit A attached hereto and made a part hereof.

                SECOND: The Corporation has not received payment for any of its stock.

                THIRD:   The foregoing amendment has been duly adopted,
pursuant to the provisions of Section 241(b) of the General Corporation Law of the State of Delaware, by the sole incorporator of the Corporation.


                IN WITNESS WHEREOF, the undersigned, being the President of the


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Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amendment Before of Payment Capital to the Certificate of Incorporation as of the 29th Day of May, 1997.

                                         Heat, Inc.,

                                         a Delaware corporation


                                         By:  /s/ BRIAN D. SCHWARTZ
                                            ----------------------------------
                                            Brian D. Schwartz
                                            President

                                                                       EXHIBIT A

                                  ARTICLE FOUR


                  The corporation shall have authority to issue 6,000,000 shares consisting of 5,000,000 shares of Class A Common Stock par value $0.01 per share ("Class A Common Stock") and 1,000,000 shares of Class B Common Stock, par value $0.01 per share sometimes collectively referred to herein as the "Common Stock."

                  The designations and the powers, preferences and rights of the Class A Common Stock and Class B Common Stock are as follows:

                  (a) VOTING RIGHTS. (1) The holders of the Class A Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class A Common Stock shall be entitled to one vote for each share of such stock held by such holder.

                  (2) The holders of Class B Common Stock shall not have any voting rights, except as otherwise required by applicable law, in which case holders of Class B Common shall vote (at the rate of one vote per share of Class B Common Stock held) as a single class of such matter unless otherwise required by law.

                  (b) DIVIDENDS. The Board of Directors of the Corporation may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends or other distributions (including without limitations any grant or distribution of rights to subscribe for or purchase shares of capital stock or securities or indebtedness convertible into capital stock of the Corporation) are declared, whether payable in cash, in property or in shares of stock of the Corporation, other than shares of Class A Common Stock or Class B Common Stock, the holders of Class A Common Stock and Class B Common Stock shall be entitled to share equally, share for share, in such dividends or other distributions as if all such shares were of a single class. No dividends or other distributions shall be declared or paid in shares of Class A Common securities convertible into or exchangeable for shares of Common Stock held by them, in shares of Class A Common Stock to holders of that class of stock and Class B Common Stock to holders of that class of stock.

                  (c) LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation holders of Common Stock shall be entitled t share ratably according to the number of shares of Common Stock held by them, in all assets of the Corporation available for distribution to its stockholders.

                  (d) CONVERSION. (1) Each share of Class B Common Stock shall be convertible into one share of Class A Common Stock, at any time and from time to time, upon delivery to the Corporation of a Certificate, signed by or on behalf of the holders seeking such conversion, to the effect that such conversion and the holding of such Class A Common Stock by such holder or holders are permitted under the then current applicable law, in form and substance reasonably acceptable to the Corporation. Any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Clause
(d)(1) shall be effected by the delivery to the Corporation at its principal executive office of the certificates representing shares to be converted, duly endorsed, together with written instructions that the shares are to be converted, and accompanied by the required certificate described herein.

                  (2) Each share Class A Common Stock shall be convertible into one share of Class B Common Stock at any time and from time to time, at the options of the holder thereof. Any conversion of shares of Class A Common Stock into shares of Class B common Stock pursuant to this Clause (d)(2) shall be effected by the delivery to the Corporation at its principal executive office of the certificates representing shares to be converted, duly endorsed, together with written instructions that the shares are to be converted.

                  (3) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting conversions pursuant to this ARTICLE FOUR, the full number of shares of Common Stock of each class from time to time issuable upon the Conversion of all shares of Common Stock then outstanding and entitled to convert, and shall take all such action and obtain all such permits or orders as may be necessary to enable the corporation lawfully to issue such shares upon any such conversion. In addition, the Corporation shall also reserve and keep available other such securities and property as may from time to time be deliverable upon conversion on Common Stock and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation lawfully to deliver such other securities and property upon conversion. So long as any shares of Common Stock shall be outstanding, the Corporation will take all corporate action necessary in order that the Corporation may validly and legally issue full paid and nonassessable shares of Common Stock upon any conversion thereof.

                  (e) SUBDIVISIONS AND COMBINATIONS. If shares of either class of Common Stock are subdivided or combined, then shares of both classes of Common Stock shall be so subdivided or combined.

                  (f) REGULATED STOCKHOLDERS. The Corporation will not convert or directly or indirectly redeem, purchase, acquire or take any other actions affecting the percentage of outstanding voting securities owned or controlled by any Regulations Y Holder and its Affiliates (other than a Regulation Y Holder which waives in writing its rights under this ARTICLE FOUR) unless the Corporation gives written notice (the "Deferral Notice") of such actions to each Regulation Y Holder. The Corporation will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action, for a period or 20 days (the "Deferral Period") after giving the Deferral Notice in order to allow each Regulation Y Holder to determine whether it wishes to convert or take any other action with respect to the Common Stock it owns, controls or has the power to vote, and if any Regulation Y Holder then elects to convert any shares of Class A Common Stock, it shall notify the Corporation in writing within 10 days of the issuance of the Deferral Notice in which case the Corporation shall promptly notify from time to time prior to the end of such 20-day period each other Regulation Y Holder of each proposed conversion and effect the conversions requested by all Regulation Y Holders at the end of the Deferral Period. The Corporation will not directly or indirectly redeem purchase, acquire or take any other action affecting outstanding shares of Common Stock of the Corporation if such action wiII increase over 24.9% the percentage of outstanding Common Stock owned or controlled by any Regulation Y Holder and its Affiliates (other than a Regulation Y Holder which waives in writing its rights under this ARTICLE FOUR).

                (g) DEFINED TERMS. As used in this ARTICLE FOUR, the following terms shall have the meanings shown below:

                1. "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of the above definition, the term "control" (including with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contact otherwise.

                2. "REGULATION Y HOLDER" shall mean any stockholder of the Corporation that is a bank holding company within ft meaning of the Bank Holding Company Act of 1956, as amended, or a subsidiary thereof subject to Regulation Y under such Act.

                            CERTIFICATE OF CORRECTION
                                       TO
                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   HEAT, INC.
                                    * * * *

        ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTION.103(f) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                                    * * * *

                Brian D. Schwartz, being the President of Heat, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

                FIRST:   The name of the corporation is Heat Inc. (the
"Corporation").

                SECOND: The section entitled (b) DIVIDENDS and the section entitled (f) REGULATED STOCKHOLDERS of the Certificate of Amendment to the Certificate of Incorporation of the Corporation (the "Certificate of Amendment") which was filed with the Secretary of State of Delaware on May 29, 1997 erroneously stated the intention of the Board of Directors and such sections are hereby corrected.

                THIRD:   The Exhibit A to the Certificate of Amendment
containing the erroneous sections in its corrected form is as set forth of Exhibit A attached hereto.

                IN WITNESS WHEREOF, the undersigned, being the President hereinabove named, for the purpose of correcting the Certificate of Amendment pursuant to the General Corporation Law of the State of Delaware, under the penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Correction to the Certificate of Amendment this 30th day of May, 1997.

                                           Heat Inc.,
                                           a Delaware corporation



                                           By:   /s/ BRIAN D. SCHWARTZ
                                               -------------------------------
                                                 Brian D. Schwartz
                                                 President

                                                                       EXHIBIT A

                                  ARTICLE FOUR

                The corporation shall have authority to issue 6,000,000 shares consisting of 5,000,000 shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock") and 1,000,000 shares of Class B Common Stock, par value $0.01 per share sometimes collectively referred to herein as the "Common Stock."

                The designations and the powers preferences and rights of the Class A Common Stock and Class B Common Stock are as follows:

                (a) VOTING RIGHTS. (1) The holders of the Class A Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class A Common Stock shall be entitled to one vote for each share of such stock held by such holder.

                (2) The holders of Class B Common Stock shall not have any voting rights, except as otherwise required by applicable law, in which case holders of Class B Common Stock shall vote (at the rate of one vote per share of Class B Common Stock held) as a single class on such matter unless otherwise required by law.

                (b) DIVIDENDS. The Board of Directors of the Corporation may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends or other distributions, (including without limitations any grant or distribution of rights to subscribe for or purchase shares of capital stock or securities or indebtedness convertible into capital stock of the Corporation) are declared, whether payable in cash, in property or in shares of stock of the Corporation, other than shares of Class A Common Stock or Class B Common Stock, the holders of Class A Common Stock and Class B Common Stock shall be entitled to share equally, share for share, in such dividends or other distributions as if all such shares were of a single class. No dividends or other distributions shall be declared or paid in shares of Class A Common Stock or Class B Common Stock or options, warrants or rights to acquire such stock or securities convertible into or exchangeable for shares of such stock, except dividends or other distributions payable to all of the holders of Common Stock held by them, in shares of Class A Common Stock to holders of that class of stock and Class B Common Stock to holders of that class of stock.

                (c) LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation holders of Common Stock shall be entitled t share ratably according to the number of shares of Common Stock held by them, in all assets of the Corporation of the Corporation available for distribution to its stockholders

                (d) CONVERSION. (1) Each share of Class B Common Stock shall be convertible into one share of Class A Common Stock, at any time and from time to time, upon delivery to the Corporation of a certificate, signed by or on behalf of the holder or holders seeking such conversion, to the effect that such conversion and the holding of such Class A Common Stock by such holder or holders are permitted under the then current applicable law, in form and substance reasonably acceptable to the Corporation. Any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Clause
(d)(1) shall be effected by the delivery to the Corporation at its principal executive office of the certificates representing shares to be converted, duly endorsed, together with written instructions that the shares are to be converted, and accompanied by the required certificate described herein.

                (2) Each share of Class A Common Stock shall be convertible into one share of Class B Common Stock, at any time and from time to time, at the options of the holder thereof. Any conversion of shares of Class A Common Stock into shares of Class B Common Stock pursuant to this Clause (d)(2) shall be effected by the delivery to the Corporation at its principal executive office of the certificates representing shares to be converted, duly endorsed, together with written instructions that the shares are to be converted.

                (3) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting conversions pursuant to this ARTICLE FOUR, the full number of shares of Common Stock of each class from time to time issuable upon the conversion of all shares of Common Stock then outstanding and entitled to convert, and shall take all such action and obtain all such permits or orders as may be necessary to enable the corporation lawfully to issue such shares upon any such conversion. In addition, the Corporation shall also reserve and keep available such other securities and property as may from time to time be deliverable upon conversion on Common Stock and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation lawfully to deliver such other securities and property upon conversion. So long as any shares of Common Stock shall be outstanding, the Corporation will take all corporate action necessary in order that the Corporation may validly and legally issue full paid and nonassessable shares of Common Stock upon any conversion thereof.

                (e) SUBDIVISIONS AND COMBINATIONS. If shares of either class of Common Stock are subdivided or combined, then shares of both classes of Common Stock shall be so subdivided or combined.

                (f) REGULATED STOCKHOLDERS. The Corporation will not convert or directly or indirectly redeem, purchase, acquire or take any other actions affecting outstanding shares of capital stock of the Corporation if such action will increase the percentage of outstanding voting securities owned or controlled by any Regulations Y Holder and its Affiliates (other than a Regulation Y Holder which waives in writing its rights under this ARTICLE
FOUR), unless the Corporation gives written notice (the "Deferral Notice") of such actions to each Regulation Y Holder. The Corporation will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action, for a period of 20 days (the "Deferral Period") after giving the Deferral Notice in order to allow each Regulation Y Holder to determine whether it wishes to convert or take any other action with respect to the Common Stock it owns, controls or has the power to vote, and if any regulation Y Holder then elects to convert any shares of Class A Common Stock, it shall notify the Corporation in writing within 10 days of the issuance of the Deferral Notice, in which case the Corporation shall promptly notify from time to time prior to the end of such 20-day period each other Regulation Y Holder of each proposed conversion and effect the conversions requested by all Regulation Y Holders at the end of the Deferral Period. The Corporation will not directly or indirectly redeem, purchase, acquire or take any other action affecting outstanding shares of Common Stock of the Corporation if such action will increase over 24.9% the percentage of outstanding Common Stock owned or controlled by any Regulation Y Holder and its Affiliates (other than a Regulation Y Holder which waives in writing its rights under the ARTICLE FOUR).

                (g) DEFINED TERMS. As used in this ARTICLE FOUR, the following terms shall have the meanings shown below:

                1. "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of the above definition, the term "control" (including with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contact otherwise.

                2. "REGULATION Y HOLDER" shall mean any stockholder of the Corporation that is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended, or a subsidiary thereof subject to Regulation Y under such Act.